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                                                                     EXHIBIT 3.7
                                                                     -----------



                               ITEK GRAPHIX CORP.
                            (a Delaware corporation)


                     CERTIFICATE OF AMENDMENT & RESTATEMENT
                     --------------------------------------

                                       OF
                                       --

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                               ITEK GRAPHIX CORP.
                               ------------------



        ITEK GRAPHIX CORP. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

        (1): The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on November 18, 1985 and was heretofore previously amended by that certain Certificate of Amendment (Before Payment of Capital) of Certificate of Incorporation of the Corporation filed in the Office of the Secretary of State of the State of Delaware January 7, 1986.

        (2): This Certificate of Amendment & Restatement of Certificate of Incorporation further amends, restates and integrates the Certificate of Incorporation of the Corporation as heretofore previously amended as follows:

             (a) By striking the caption on Page 1 thereof in its entirety and substituting in lieu thereof a new caption to read as follows:

                "AMENDED & RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              ITEK GRAPHIX CORP."

; and

             (b) By striking the initial paragraph following the above-referenced caption on Page 1 in its entirety; and

             (c) By dividing ARTICLE FIFTH into a revised ARTICLE FIFTH and a new ARTICLE SIXTH by ending ARTICLE FIFTH after the initial sentence thereof and creating a new ARTICLE SIXTH by


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commencing a new paragraph and inserting the word "SIXTH:" immediately prior to the second sentence of former ARTICLE FIFTH and by adding the phrase "; provided, that a By-Law provision adopted by vote of the stockholders of the Corporation may be altered, amended or repealed, in whole or in part, only by vote of the stockholders if such exclusive right has been expressly reserved by the stockholders in the resolution adopting the same." immediately after the last word of new ARTICLE SIXTH; and

             (d) By adding a new ARTICLE SEVENTH to be inserted immediately following new ARTICLE SIXTH, which new ARTICLE SEVENTH shall read as follows:

             "SEVENTH: The liability, if any, of each director of the Corporation to the Corporation or its stockholders, or any of them, for monetary damages or otherwise shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time. In furtherance and not in limitation of the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders, or any of them, for monetary damages for breach of fiduciary duty as a director; provided that this ARTICLE SEVENTH shall not, unless otherwise permitted under the General Corporation Law of the State of Delaware, as amended from time to time, be deemed to eliminate or limit liability: (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders,
       (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as amended from time to time, or (iv) for any transaction from which such director derived an improper personal benefit."

; and

             (e) By renumbering existing ARTICLE SIXTH by striking the word "SIXTH:" from the caption of existing ARTICLE SIXTH in its entirety and substituting in lieu thereof the word "EIGHTH:", by adding the phrase "defend and" immediately prior to the word "indemnify" in the third line thereof, and by striking the word "persons" in the third line thereof in its entirety and substituting in lieu thereof the phrase "past, present and future directors, officers, employees and agents of the Corporation or any of its subsidiaries"; and



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             (f) By striking existing ARTICLE SEVENTH in its entirety; and

             (g) By adding a new ARTICLE NINTH to be inserted immediately following newly renumbered ARTICLE EIGHTH, which new ARTICLE NINTH shall read as follows:

             "NINTH: Any action which is required or permitted to be taken at a meeting of stockholders entitled to vote thereon may be taken without the necessity of a formal meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted."

; and

             (h) By thereafter restating the Certificate of Incorporation of the Corporation in its entirety as hereinbefore amended.

      (3): The text of the Certificate of Incorporation of the Corporation as heretofore previously amended, is hereby further amended, restated and integrated in its entirety to read as hereinbelow set forth as follows:


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                AMENDED & RESTATED CERTIFICATE OF INCORPORATION
                -----------------------------------------------
                                       OF
                                       --
                               ITEK GRAPHIX CORP.
                               ------------------

        FIRST: The name of the corporation (which is hereinafter referred to as the "Corporation") is

                               ITEK GRAPHIX CORP.

        SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such registered office is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: (1) The total number of shares of all classes of stock which the Corporation is authorized to issue is Five Thousand (5,000) shares, all consisting of shares of Common Stock, par value ten cents ($0.10) per share. The amount of the authorized stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

        (2) The holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors of the Corporation and shall participate in any and all dividend distributions on an equal per share basis. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any reduction of the capital stock of the Corporation resulting in the distribution of any of its assets to its stockholders, the holders of the Common Stock shall be entitled to receive the net assets of the Corporation, after the Corporation shall have satisfied or made provision for its debts and obligations and for the payment to the holders of shares of the Preferred Stock any preferential rights to receive distributions of the net assets of the Corporation, and shall participate in any and all such distributions on an equal per share basis.

        (3) The holders of the Common Stock shall have the exclusive right to vote for (or to consent with respect to) the election of directors and, except as otherwise may be required by law, on all other matters requiring action by the stockholders or submitted to the stockholders for action. Each holder of a share of the Common Stock shall be entitled to one vote for each share of the Common Stock standing in his name on the books of the Corporation.


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        FIFTH: Election of directors need not be by ballot, unless the By-Laws of the Corporation shall so provide.

        SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, without the assent or vote of the stockholders, to make, alter, amend and repeal the By-Laws of the Corporation, in any manner not inconsistent with the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the Corporation; provided, that a By-Law provision adopted by vote of the stockholders of the Corporation may be altered, amended or repealed, in whole or in part, only by vote of the stockholders if such exclusive right has been expressly reserved by the stockholders in the resolution adopting the same.

        SEVENTH: The liability, if any, of each director of the Corporation to the Corporation, its stockholders or any other person, or any of them, for monetary damages or otherwise shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time. In furtherance and not in limitation of the generality of the foregoing, no director of the Corporation shall be liable to the Corporation, its stockholders or any other person, or any of them, for monetary damages for breach of fiduciary duty as a director; provided that this ARTICLE SEVENTH shall not, unless otherwise permitted under the General Corporation Law of the State of Delaware, as amended from time to time, be deemed to eliminate or limit liability of a director to the Corporation or its stockholders (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as amended from time to time, or (iv) for any transaction from which such director derived an improper personal benefit.

        EIGHTH: The Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, defend and indemnify all past, present and future directors, officers, employees and agents of the Corporation or any of its subsidiaries whom it has the power to indemnify pursuant thereto.

        NINTH: Any stockholder action which is required or permitted to be taken at a meeting of stockholders entitled to vote thereon may be taken without the necessity of a formal meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.


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        (4): The Amended & Restated Certificate of Incorporation provided for hereinabove was duly and unanimously adopted by the Board of Directors of the Corporation by vote of directors of the Corporation at a meeting duly called and held on September 9, 1986 in accordance with the General Corporation Law of the State of Delaware and the Certificate of Incorporation and By-Laws of the Corporation.

        (5): The Amended & Restated Certificate of Incorporation provided for hereinabove was duly and unanimously adopted by the sole stockholder of the Corporation by written consent dated September 9, 1986 of the sole holder of the outstanding shares of Common Stock of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and By-Laws of the Corporation.

        (6): This Certificate of Amendment & Restatement of Certificate of Incorporation and the Amended & Restated Certificate of Incorporation provided for herein shall be and become effective as and when filed in the Office of the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, ITEK GRAPHIX CORP. has caused this Certificate of Amendment & Restatement of Certificate of Incorporation to be duly executed on its behalf by its President and its Assistant Secretary on and as of this 31st day of December, 1986.

                                                  ITEK GRAPHIX CORP.

(CORPORATE SEAL)
                                                  /s/ R. Patrick Forster
                                                  ---------------------------
                                                  R. Patrick Forster
                                                  President
ATTEST:


/s/ Robert C. Varga
---------------------------
Robert C. Varga
Assistant Secretary




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